Exhibit 1.3
LANATECH GLOBAL, INC.
TERMS AGREEMENT
May 9, 2024

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171
Ladies and Gentlemen:
Subject to, and in accordance with, the terms and conditions stated herein and in the Sales Agreement, dated May 9, 2024 (the “Sales Agreement”), between LanzaTech Global, Inc., a Delaware corporation (the “Company”), and B. Riley Securities, Inc. (“B. Riley Securities”), the Company proposes to issue and sell to B. Riley Securities, in a principal transaction, Placement Shares (this agreement being referred to herein as the “Terms Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Sales Agreement.
Section 1. Definitions. As used in this Terms Agreement, the following terms have the respective meanings set forth below:
“Minimum Price” means $1.00.
“Principal Share Purchase Price” equals the product of (a) Principal Share Discount and (b) the VWAP for the trading session on the Nasdaq Capital Market on the date of issuance of a Principal Commitment Notice.
“Principal Daily Commitment Amount” means an amount of up to a maximum of the lesser of (a) 50% of the total volume traded during normal trading hours on the on the Trading Day immediately prior to the Principal Commitment Date, as set forth in the Principal Commitment Notice and (b) $180,000. The aggregate amount of Principal Daily Commitment Amounts may not exceed $900,000 per calendar week unless otherwise agreed in writing by B. Riley Securities.
“Principal Maximum Commitment Amount” means an aggregate amount of up to $40,000,000 in any twelve-month period.
“Principal Commitment Date” means the date on which a valid Principal Commitment Notice is received by B. Riley Securities.
“Principal Commitment Notice” means a notice (which may be delivered electronically) by the Company to B. Riley Securities on any Trading Day where the closing stock price of the Company’s Common Stock for the immediately preceding Trading Day (during normal trading hours) exceeds the Minimum Price and which B. Riley Securities timely receives, (i) after 6:00 a.m., New York City time, and (ii) prior to 9:00 a.m., New York City time, on such Trading Day setting forth the requested Principal Daily Commitment Amount.
“Principal Share Discount” means 95.0%.
“VWAP” means the volume weighted average price of the Company’s Common Stock for a given Trading Day.
Section 2. Principal Transactions.
(a) For so long as the Sales Agreement remains in full force and effect, on any Trading Day on which the closing stock price of the Company’s Common Stock for the immediately preceding Trading Day (during normal trading hours) exceeds the Minimum Price and until the Principal Maximum Commitment Amount has been sold to B. Riley Securities under this Terms Agreement, upon the valid delivery to B. Riley Securities of a Principal Commitment Notice, the Company agrees to issue and sell directly to B. Riley Securities a number of Placement Shares equal to the applicable Principal Daily Commitment Amount divided by the Principal Share Purchase Price (such number of Placement Shares, as rounded up to a whole number, the “Principal Shares”).
(b) Upon the receipt of a valid Principal Commitment Notice, B. Riley Securities agrees to (i) purchase from the Company the Principal Shares on the applicable Principal Commitment Date at a purchase price equal to the applicable Principal Share Purchase Price, and (ii) (A) prior to May 28, 2024, on the second Trading Day following a Principal Commitment Date and (B) on or after May 28, 2024, on the first Trading Day following a Principal Commitment Date, to remit to the Company net proceeds equal to the applicable Principal Daily Commitment Amount.
(c) The Principal Shares shall be distributed by B. Riley Securities by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. B. Riley Securities will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, LLC, to sell the Principal Shares.
(g) The Company may not issue more than one Principal Commitment Notice per Trading Day unless otherwise agreed in writing by B. Riley Securities.
Section 3. Conditions. The Company’s right to issue any Principal Commitment Notices to B. Riley Securities, and the B. Riley Securities’ obligation to purchase the Placement Shares that are the subject of a Principal Commitment Notice are subject to (a) the satisfaction of the conditions set forth in Section 10 of the Sales Agreement and (b) the condition that no restriction shall have been placed on B. Riley Securities in clearing any principal trade under this Terms Agreement.

Section 4 Miscellaneous.
(a)Each of the provisions of the Sales Agreement is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth in the Sales Agreement, unless such representation, warranty or agreement specifies a different date or time, shall be deemed to have been made as of the date of this Terms Agreement, on each Principal Commitment Date, and each Settlement Date.
(b)The maximum number of Placement Shares purchased by B. Riley Securities pursuant to this Terms Agreement shall be subject to any applicable limitations pursuant to the rules and regulations of the Nasdaq Stock Market, LLC. For the avoidance of doubt, during the term of the Sales Agreement, B. Riley Securities may not purchase, pursuant to this Terms Agreement, more than 20% of the Company’s outstanding shares of Common Stock as of the date hereof or such number of shares that would otherwise cause a “change of control” within the meaning of the rules and regulations of the Nasdaq Stock Market, LLC.
(c)Subject to the provisions under Section 7(h) of the Sales Agreement, during any period in which a Principal Commitment Notice is pending, the Company will not make sales of its Common Stock or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock (other than Placement Shares otherwise offered pursuant to the Sales Agreement) under any continuous or at the market offering agreement (including, for the avoidance of doubt, any other terms agreement) or engage in any variable rate transactions.
(d)Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to B. Riley Securities trading in the Common Stock for B. Riley Securities’ own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Terms Agreement.
(e)THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR

NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
(f)The Company and B. Riley Securities each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Terms Agreement or any transaction contemplated hereby.
(g)This Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of the executed Terms Agreement by one party to the other may be made by facsimile or electronic transmission.
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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement shall constitute a binding agreement between B. Riley Securities and the Company.

LANZATECH GLOBAL, INC.

By:	/s/ Geoff Trukenbrod
Name: Geoff Trukenbrod Title: Chief Financial Officer
Accepted and agreed as of
the date first above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll Title: Co-Head of Investment Banking